EX-1

			      CERTIFICATE - BAP

			       State of Delaware

			Office of the Secretary of State

			--------------------------------


 I, EDWARD J. FREEL,  SECRETARY OF STATE OF THE STATE OF DELAWARE, DO
 HEREBY CERTIFY "BAP ACQUISITION CORP." IS DULY INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE AND IS IN GOOD STANDING AND HAS A LEGAL CORPORATE EXISTENCE SO FAR AS THE RECORDS OF THIS OFFICE SHOW, AS OF THE SECOND DAY OF FEBRUARY, A.D. 1996.


				     [SEAL]



[SEAL]          /s/ Edward J. Freel, Secretary of State
	    ----------------------------------------------------------------
		Edward J. Freel, Secretary of State

2428903  8300                                                  DATE:  7814316
960029125                                                            02-02-96